Exhibit 10.1

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

CONVERTIBLE SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This CONVERTIBLE SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 6, 2024, is entered into by and between FREYR Battery, Inc., a Delaware corporation (“FREYR” or the “Company”), and each of the entities listed in Schedule I to this Agreement (each a “Purchaser” and collectively, the “Purchasers”). FREYR and the Purchasers are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company has commenced a non-voting convertible preferred equity offering (the “Preferred Equity Offering”), pursuant to which the Company has offered the Purchasers an opportunity to purchase shares of Series A Preferred Stock (as defined herein), substantially on the terms and conditions set forth in the Certificate of Designation of Series A Convertible Preferred Stock of FREYR Battery, Inc. attached to this Agreement as Exhibit C (the “Certificate of Designation”); and

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, Series A Preferred Stock, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.  DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any demand, claim, charge, action, suit, investigation, proceeding (whether at law or in equity), hearing, inquiry, audit, examination petition, complaint, notice of violation, arbitration or other litigation or similar proceeding, whether arbitral, civil, criminal, administrative, investigative or appellate proceeding, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Addendum” has the meaning assigned to it in Section 9.9.

“Affiliate” of any Person means another Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, such first Person.

“Agreement” has the meaning assigned to it in the preamble hereto; it includes the Exhibits and Schedules hereto.

“Anti-Corruption Laws” has the meaning assigned to it in Section 3.10(b).

“Assumption Agreement” has the meaning assigned to it in Section 9.9.

“Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

“Certificate of Designation” has the meaning assigned to it in the Recitals hereto.

“Chosen Courts” has the meaning assigned to it in Section 9.13.

“Common Stock” means shares of common stock of the Company, par value $0.01 per share.

“Company” has the meaning assigned to it in the preamble hereto.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled” and “under common Control with” have correlative meanings.

“Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge, restriction or encumbrance.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, applicable to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company.

“First Tranche” has the meaning assigned to it in Section 2.1(a).

“First Tranche Closing” has the meaning assigned to it in Section 2.3(a).

“First Tranche Closing Actions” has the meaning assigned to it in Section 2.4.

“First Tranche Closing Date” means the date upon which the closing of the TUMH Transaction occurs.

“First Tranche Purchase Price” has the meaning assigned to it in Section 2.2.

“FREYR” has the meaning assigned to it in the preamble hereto.

“Governmental Authority” means any (a) federal, state, provincial, local or other government (U.S. or non-U.S.), (b) any federal, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, taxing authority, agency, department, board, division, instrumentality or commission, educational agency, political party, body, or judicial or arbitral body, board, tribunal, or court (U.S. or non-U.S.), (c) any public international organization (e.g., the World Bank), (d) any industry self-regulatory authority or (e) any business, entity, or enterprise owned or controlled by any of the foregoing.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Law” means any U.S. or non-U.S. federal, state, provincial, local or other constitution, law, statute, ordinance, rule, directive, regulation, published administrative position, policy or principle of common law issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Authority and any judgments, decisions, orders and awards made in respect of the foregoing.

“Lien” has the meaning assigned to it in Section 3.3.

“Lock-Up Agreement” means that certain lock-up agreement entered into by and among the Company and the Purchasers on the First Tranche Closing Date.

“Losses” has the meaning assigned to it in Section 5.6(c)(i).

“Lower Conversion Price” has the meaning assigned to it in Section 5.7.

“Material Adverse Effect” has the meaning assigned to it in Section 3.1.

“Material Contracts” means all “material contracts” of the Company within the meaning of Item 601 of Regulation S-K of the SEC.

“NYSE” means the New York Stock Exchange.

“Offering Documents” means, collectively, all agreements, documents, or instruments related to or in connection with the Preferred Equity Offering, including this Agreement and any other documents or exhibits related to or contemplated in the foregoing.

“Order” means any order, judgment, injunction, ruling, edict, or other decree, whether non-final, final, temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Authority.

“Party” or “Parties” has the meaning assigned to it in the preamble hereto.

“Permitted Lien” has the meaning assigned to it in Section 3.3.

“Person” means any individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Preferred Equity Offering” has the meaning assigned to it in the Recitals hereto.

“Preferred Stock” means the non-voting Convertible Series A Preferred Stock of the Company.

“Prospectus” has the meaning assigned to it in Section 5.6(c)(i).

“Purchasers” has the meaning assigned to it in the preamble hereto.

“Registrable Securities” has the meaning assigned to it in Section 5.6(a).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Restricted Person” has the meaning assigned to it in Section 3.10(a).

“Resulting Common Stock” means any shares of Series A Preferred Stock converted to shares of Common Stock of the Company.

“Sanctioned Jurisdiction” has the meaning assigned to it in Section 3.10(a).

“Sanctioned Person” has the meaning assigned to it in Section 3.10(a).

“Sanctions” has the meaning assigned to it in Section 3.10(a).

“Second Tranche” has the meaning assigned to it in Section 2.1(b).

“Second Tranche Closing” has the meaning assigned to it in Section 2.3(b).

“Second Tranche Closing Actions” has the meaning assigned to it in Section 2.5(c).

“Second Tranche Closing Date” means the date of issuance of the Second Tranche, being a date falling within 30 days following the date that the Company proceeds with its final investment decision with respect to the TUM 2 facility.

“Second Tranche Option” has the meaning assigned to it in Section 2.1(b).

“Second Tranche Purchase Price” has the meaning assigned to it in Section 2.2.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning assigned to it in Section 3.7(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” has the meaning assigned to it in Section 3.1.

“Survival Period” has the meaning assigned to it in Section 9.3.

“Total Purchase Price” has the meaning assigned to it in Section 2.2.

“Treasury” means the U.S. Department of the Treasury.

“TUMH Transaction” means the proposed acquisition by the Company of certain solar cell manufacturing assets from Trina Solar (Schweiz) AG and related transactions.

“TUMH Transaction Agreement” has the meaning assigned to it in Section 3.11(a).

“TUM 2” means Trina Solar US Manufacturing Cell 1, LLC, a limited liability company organized under the laws of Oklahoma.

“Underlying Shares” has the meaning assigned to it in Section 5.6(a).

Section 2.  AGREEMENT TO SELL AND PURCHASE.

2.1   Sale and Purchase of Shares.

(a) First Tranche. Subject to the terms of this Agreement, at the First Tranche Closing, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of shares of Series A Preferred Stock set out against their name in Schedule I, free and clear of all Encumbrances (the “First Tranche”).

(b) Second Tranche. Following the completion of the First Tranche and subject to the terms of this Agreement, upon the Company’s notice to the Purchasers of its decision (in its sole discretion) to exercise its option to issue and sell to the Purchasers an additional 5 million shares of Series A Preferred Stock (the “Second Tranche Option”), the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the additional number of shares of Series A Preferred Stock set out against their name in Schedule I, free and clear of all Encumbrances at the Second Tranche Closing (the “Second Tranche”). The Purchasers shall have the right, upon providing at least five (5) Business Days’ notice to the Company, to reallocate amongst themselves the Series A Preferred Stock to be issued pursuant to the exercise of the Second Tranche Option.

2.2   Purchase Price. The purchase price for the Series A Preferred Stock to be purchased by the Purchasers hereby shall be $10.00 per share such that the aggregate purchase price to be paid by the Purchasers shall be (i) $50 million with respect to the First Tranche (the “First Tranche Purchase Price”) and (ii) $50 million with respect to the Second Tranche (the “Second Tranche Purchase Price”). The aggregate purchase price of the First Tranche and the Second Tranche shall be $100 million and shall be referred to herein as the “Total Purchase Price”.

2.3   Closing.

(a) First Tranche Closing. Subject to the terms of this Agreement, the closing of the First Tranche (the “First Tranche Closing”), will occur on the First Tranche Closing Date, unless otherwise agreed by the mutual consent of the Parties. The First Tranche Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 22 Bishopsgate, London, United Kingdom, EC2N 4BQ or such other place as the Parties mutually agree. The Parties agree that the First Tranche Closing may occur via delivery of facsimiles or photocopies of the applicable Offering Documents. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all Parties at the First Tranche Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

(b) Second Tranche Closing. Subject to the terms of this Agreement, the closing of the Second Tranche (the “Second Tranche Closing”), will occur on the Second Tranche Closing Date, unless otherwise agreed by the mutual consent of the Parties. The Second Tranche Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 22 Bishopsgate, London, United Kingdom, EC2N 4BQ or such other place as the Parties mutually agree. The Parties agree that the Second Tranche Closing may occur via delivery of facsimiles or photocopies of the applicable Offering Documents. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all Parties at the Second Tranche Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

2.4   Actions at the First Tranche Closing. At the First Tranche Closing, the Purchasers and the Company (as applicable) shall take or cause to be taken the following actions (“First Tranche Closing Actions”):

(a) Form W-9. The Purchasers (and, as applicable, each of their respective transferees as designated in accordance with Section 2.7 and Section 9.9, the Addendum and the Assumption Agreement) shall deliver to the Company a completed and executed U.S. Internal Revenue Service Form W-9.

(b) Payment of the First Tranche Purchase Price. The Purchasers shall pay the First Tranche Purchase Price in respect of the shares purchased by the Purchasers pursuant to Section 2.1(a) to the Company by wire transfer of immediately available funds to the account specified by the Company to the Purchasers in writing not less than five (5) Business Days prior to the First Tranche Closing.

(c) Issuance of Series A Preferred Stock. The Company shall deliver to the Purchasers a true, correct and complete certificate, or other applicable evidence of ownership acceptable to the Purchasers, representing the shares of Series A Preferred Stock in the First Tranche purchased by the Purchasers pursuant to Section 2.1(a), duly authorized by all requisite corporate action on the part of the Company, together with all instruments of transfer in respect of the Purchasers’ interests in such shares, and in the form required by the Certificate of Designation.

2.5   Actions at the Second Tranche Closing. Subject to the Company’s exercise of the Second Tranche Option, at the Second Tranche Closing, the Purchasers and the Company (as applicable) shall take or cause to be taken the following actions (“Second Tranche Closing Actions”):

(a) Form W-9. The Purchasers (and, as applicable, each of their respective transferees as designated in accordance with Section 2.7 and Section 9.9) shall deliver to the Company a completed and executed U.S. Internal Revenue Service Form W-9.

(b) Payment of the Second Tranche Purchase Price. The Purchasers shall pay the Second Tranche Purchase Price in respect of the shares purchased by the Purchasers pursuant to Section 2.1(b) to the Company by wire transfer of immediately available funds to the account specified by the Company to the Purchasers in writing not less than five (5) Business Days prior to the Second Tranche Closing.

(c) Issuance of Series A Preferred Stock. The Company shall deliver to the Purchasers a true, correct and complete certificate, or other applicable evidence of ownership acceptable to the Purchasers, representing the shares of Series A Preferred Stock in the Second Tranche purchased by the Purchasers pursuant to Section 2.1(b), duly authorized by all requisite corporate action on the part of the Company, together with all instruments of transfer in respect of the Purchasers’ interests in such shares, and in the form required by the Certificate of Designation.

2.6   Transfer Taxes. All of the Series A Preferred Stock issued to the Purchasers pursuant to this Agreement will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company.

2.7   Restrictions on Transferability. Section 1 of the Lock-Up Agreement (Lock-Up) is hereby incorporated by reference herein, mutatis mutandis.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser as of the date hereof and as of each of the First Tranche Closing Date and, if the Second Tranche Closing occurs, the Second Tranche Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), on behalf of itself and not any other Party, as follows:

3.1   Organization and Good Standing. The Company and each Subsidiary (as defined below) of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the Company and each Subsidiary of the Company has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to perform its obligations under this Agreement. For purposes of this Agreement, “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary.

3.2   Authorization; Enforcement; Validity.

(a) The Company has all requisite corporate power and authority to enter into this Agreement in connection with the transactions contemplated hereby, and to issue and deliver the Series A Preferred Stock in accordance with the terms hereof. The execution and delivery by the Company of this Agreement and the consummation of the issuance and delivery of the Series A Preferred Stock and the Company’s obligations hereunder have been duly authorized by all necessary corporate or similar organizational and other action on the part of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

3.3 No Conflicts. The execution and delivery by the Company of this Agreement, and the consummation of the contemplated transactions herein (including, without limitation, the issuance of the Series A Preferred Stock and Resulting Common Stock), will not (a) result in the creation or imposition of any Lien (other than Permitted Liens) upon the assets of the Company and (b) result in or give rise to any conflict in (i) any provision of the organizational documents of the Company, as amended, (ii) any Material Contract, or (iii) any Law or Order applicable to the Company or any of its properties or assets (whether tangible or intangible) (including the listing rules set forth by the NYSE), except, in each of clauses (a) and (b), as would not be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Lien” means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind or character whatsoever and “Permitted Lien” means (a) statutory Liens securing payments not yet due, (b) Liens with respect to the payment of taxes, in all cases that are not yet due or payable, (c) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by applicable law created in the ordinary course of business for amounts that are not yet due and payable, and (d) licenses of or other grants of rights to use or obligations with respect to intellectual property.

3.4   Consents and Approvals. The execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Series A Preferred Stock and Resulting Common Stock) do not require any (a) consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company or by which any of its or their assets or properties may be bound, any contract or agreement to which the Company is a party or by which the Company may be bound, except for any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) shareholder approvals or consents required by the listing rules set forth by the NYSE.

3.5   Company Capital Structure. The only authorized shares of capital stock of the Company as of the date of this Agreement, are (a) 355,000,000 shares of Common Stock, of which 140,500,000 shares of Common Stock that are issued and outstanding, and (b) 10,000,000 shares of preferred stock, of which no shares are outstanding as of the date of this Agreement, and assuming filing of the Certificate of Designation with the Secretary of State of the State of Delaware 5,000,000 of which will be outstanding as of the First Tranche Closing Date and 10,000,000 of which will be outstanding as of the Second Tranche Closing Date.

3.6   Valid Issuance. The Series A Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, and free of all Liens and restrictions on transfer, other than restrictions on transfer under (a) this Agreement, the Company’s certificate of incorporation, as may be amended, or amended and restated, from time to time in accordance with this Agreement, or the Certificate of Designation and (b) applicable securities laws, assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organization documents or under the laws of the state of Delaware.

3.7   SEC Reports; Financial Statements.

(a) Since June 14, 2021, the Company has filed or otherwise furnished on a timely basis, as applicable, all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it under the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”) (the “SEC Documents”). As of their respective filing dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable regulations of the SEC thereunder and the listing and corporate governance rules and regulations of the NYSE.

(b) The audited financial statements of the Company included in the SEC Documents fairly present in all material respects the financial position and results of operations of the Company as of the dates and for the periods referred to therein in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved.

3.8   Absence of Certain Changes. Since September 30, 2024, and prior to the date hereof, (a) the operations of the Company have been conducted in the ordinary course of business, and (b) no Material Adverse Effect has occurred.

3.9   Absence of Litigation.

(a) Other than as disclosed in the SEC Documents, since January 1, 2021, to the knowledge of the Company, there have been no material Actions against the Company, any of its respective properties or tangible assets or any of its officers or directors (in their capacity as such) as a party. There is no material outstanding Order, judgment, ruling, arbitral award, or other decision (including provisional remedies and injunctions) that specifically relates to and binds the Company, any of its respective properties or tangible assets or any of its officers or directors (in their capacity as such).

(b) There is no current, pending, or to the knowledge of the Company, threatened, Action of any nature against the Company, arising out of or relating to the Company’s capacity hereunder. There is no current or pending or, to the knowledge of the Company, threatened investigation or proceeding, against the Company arising out of or relating to the matters noted in the preceding sentence by or before any Governmental Agency.

3.10  Anti-Bribery and Corruption; Sanctions and Compliance.

(a) Sanctions and Trade Laws. Neither the Company, nor any of its directors, officers, employees or agents is a Sanctioned Person or a Restricted Person.

For the purposes of this Agreement, “Sanctioned Person” means any Person that is a target of Sanctions, including as a result of being: (a) listed on any Sanctions list maintained by the United States (including, without limitation, the Treasury’s Office of Foreign Assets Control and the Department of State), (ii) the European Union, (iii) any European Union member state, (iv) the United Nations, (v) the United Kingdom or (vi) any other governmental agency of a jurisdiction in which the Company conducts its business; (b) located, organized or resident in a Sanctioned Jurisdiction; or (c) directly or indirectly owned fifty percent or more or controlled, individually or in the aggregate, by one or more Persons described in the foregoing clauses (a) or (b); “Sanctions” means all applicable trade, economic and financial sanctions, embargoes, laws, and restrictive measures administered, enacted or enforced by (i) the United States (including, without limitation, the Treasury’s Office of Foreign Assets Control and the Department of State), (ii) the European Union, (iii) any European Union member state, (iv) the United Nations, (v) the United Kingdom, or (vi) any other governmental agency of a jurisdiction in which the Company or the Purchasers conduct business; “Restricted Person” means any Person on the U.S. Department of Commerce’s Entity List, Denied Persons List, Unverified List, or Military End User List or the U.S. Department of State’s Debarred List; and “Sanctioned Jurisdiction” means a country or territory that is itself the subject of comprehensive country- or territory-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine), and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia).

(b) Anti-Corruption Laws. Since January 1, 2021, the Company, its respective officers or directors, (or to the knowledge of the Company, the Company’s employees or agents) are not in violation of any applicable Anti-Corruption Law or has directly or knowingly indirectly, made, offered, promised, authorized, accepted or agreed to receive, any unlawful payment, gift, bribe or kickback: (a) to or for the benefit of any person for the purposes of influencing any official act or decision; (b) to secure any improper advantage; or (c) to induce any person to do or omit to do any act in violation of the lawful duty of such person; and (d) in relation to clauses (b) through (c) above, with the intention of winning or retaining business or a business advantage for any person, including the Company or any of its Affiliates. The Company has established and maintains a compliance program and adequate internal controls and procedures reasonably designed to ensure that the Company and its respective Affiliates and representatives (to the extent acting on their behalf) do not violate any Anti-Corruption Laws. The Company, its officers or directors or employees have (i) made any voluntary, directed or involuntary disclosure to any governmental agency with respect to any actual, alleged or reasonably suspected violation of any Anti-Corruption Laws, (ii) been the target of a past, current, pending or threatened whistleblower report, or investigation, or enforcement proceeding by a governmental agency for any actual or alleged violation of Anti-Corruption Laws, or (iii) received any written or, to the knowledge of the Company, other notice concerning any actual or alleged violation of any Anti-Corruption Laws. No employee of, or holder of a financial interest in, the Company, their respective Affiliates, is currently a governmental official.

For the purposes of this Agreement, “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other applicable laws concerning anti-corruption, anti-bribery, or anti-money laundering of any other jurisdiction in which the Company conducts business, including, without limitation, applicable laws passed pursuant to the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

3.11  TUMH Transaction Agreement.

(a) As of the date hereof, that certain transaction agreement, in the form furnished by the Company with the SEC on a Current Report on Form 8-K dated as of the date hereof (the “TUMH Transaction Agreement”) is in final or substantially final form.

(b) If the Second Tranche Closing occurs, as of the date of the Second Tranche Closing, the TUMH Transaction Agreement shall have been duly executed and delivered by the parties thereto.

3.12  Ownership of Property. The Company has good title to each of the properties and assets material to its business, and all such properties and assets are free and clear of liens and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.13  Securities Exemption. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of any of the Series A Preferred Stock by the Company to the Purchasers. Neither the Company nor any person acting on its behalf has taken any action, directly or indirectly, including making any offer or sale of any Company security or solicited any offers to buy any security in violation of the Securities Act or under circumstances that would cause the offer and sale of the Series A Preferred Stock by the Company to the Purchasers contemplated hereby to fail to be entitled to the exemption from the registration requirements of the Securities Act (other than offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Securities Act).

3.14  No General Solicitation. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Series A Preferred Stock in violation of the Securities Act.

3.15  No Broker. Neither the Company nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or commission in connection with the sale of the Series A Preferred Stock.

3.16  Investment Company. The Company is not, and immediately after receipt of payment for the Series A Preferred Stock the Company will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

3.17  Compliance with Laws. The Company is in compliance with all applicable Laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, the Company has not received any written communication from a Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.18  Environmental Laws. Neither the Company nor any of their respective Facilities (including any facilities of any of their predecessors) or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, the Company has not received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to the Company’s knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any predecessor of the Company has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (including any facilities of any of their predecessors), and none of the Company’s operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Company relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. For the avoidance of doubt, this Section 3.18 shall not apply to any facilities acquired by the Company as contemplated in connection with the TUMH Transaction.

3.19  Labor Matters. The Company is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement to which the Company is a party is pending or, to the knowledge of the Company, threatened against the Company, (b) no strike or work stoppage in existence or, to the knowledge of the Company, threatened involving the Company, and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company and, to the knowledge of the Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) as is not reasonably likely to have a Material Adverse Effect.

Section 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants to the Company as of the date hereof and as of the First Tranche Closing Date and, if the Second Tranche Closing occurs, the Second Tranche Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows:

4.1   Organization and Qualification. Such Purchaser has been duly organized and is validly existing and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, is in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.

4.2 Authorization; Enforcement; Validity. Such Purchaser has all necessary corporate, limited liability company or equivalent power and authority to enter into this Agreement and to carry out, or cause to be carried out, its obligations hereunder in accordance with the terms hereof. The execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder have been duly authorized by all requisite action on the part of such Purchaser, and no other action on the part of such Purchaser is necessary to authorize the execution and delivery by such Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Purchaser, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

4.3   No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement do not and will not (a) violate any provision of the organizational documents of such Purchaser; (b) conflict with or violate any Law or Order applicable to such Purchaser or any of its respective assets or properties; or (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or to which any of its assets or properties are subject, or result in the creation of any Encumbrance on any of its assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.4   Consents and Approvals. The execution, delivery and performance by such Purchaser of this Agreement do not require such Purchaser to obtain any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to such Purchaser or by which any of its assets or properties may be bound, any contract to which such Purchaser is a party or by which such Purchaser may be bound, except for any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to such Purchaser that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such Purchaser.

4.5   Purchaser Representation. (i) Such Purchaser is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an accredited investor as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act, (C) a non-U.S. person under Regulation S under the Securities Act, or (D) the foreign equivalent of (A) or (B) above, and (ii) any securities of the Company acquired by such Purchaser under this Agreement will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

4.6 Sufficient Funds. Such Purchaser has sufficient assets (or the ability to call sufficient capital from its equityholders) and the financial capacity to perform all of its obligations under this Agreement, including the ability to fully fund the Total Purchase Price by the First Tranche Closing.

4.7   Anti-Bribery and Corruption; Sanctions and Compliance.

(a) Sanctions and Trade Laws. Neither such Purchaser, nor any of its directors, officers, employees or agents is a Sanctioned Person or a Restricted Person.

(b) Anti-Corruption Laws. Since January 1, 2021, such Purchaser, its respective officers or directors, (or to the knowledge of such Purchaser, its employees or agents) are not in violation of any applicable Anti-Corruption Law or has directly or knowingly indirectly, made, offered, promised, authorized, accepted or agreed to receive, any unlawful payment, gift, bribe or kickback: (a) to or for the benefit of any person for the purposes of influencing any official act or decision; (b) to secure any improper advantage; or (c) to induce any person to do or omit to do any act in violation of the lawful duty of such person; and (d) in relation to clauses (b) through (c) above, with the intention of winning or retaining business or a business advantage for any person, including such Purchaser or any of its Affiliates. Such Purchaser has established and maintains a compliance program and adequate internal controls and procedures reasonably designed to ensure that such Purchaser and its respective Affiliates and representatives (to the extent acting on their behalf) do not violate any Anti-Corruption Laws. Such Purchaser, its officers or directors or employees have (i) made any voluntary, directed or involuntary disclosure to any governmental agency with respect to any actual, alleged or reasonably suspected violation of any Anti-Corruption Laws, (ii) been the target of a past, current, pending or threatened whistleblower report, or investigation, or enforcement proceeding by a governmental agency for any actual or alleged violation of Anti-Corruption Laws, or (iii) received any written or, to the knowledge of such Purchaser, other notice concerning any actual or alleged violation of any Anti-Corruption Laws. No employee of, or holder of a financial interest in, the Purchaser or its Affiliates is currently a governmental official.

4.8   Securities Exemption. Neither such Purchaser nor any person acting on its behalf has taken any action, directly or indirectly, in violation of the Securities Act or under circumstances that would cause the offer and sale of the Series A Preferred Stock by the Company to such Purchaser contemplated hereby to fail to be entitled to the exemption from the registration requirements of the Securities Act.

Section 5.  ADDITIONAL COVENANTS.

5.1   Commercially Reasonable Efforts. Each of the Company and the Purchasers hereby agrees to use their commercially reasonable efforts to timely satisfy (if applicable) each of the conditions applicable to such Party under Sections 6 and 7, respectively, of this Agreement.

5.2   Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.3   Use of Proceeds. The Company shall use the proceeds from the Preferred Equity Offering primarily for working capital and for general corporate purposes.

5.4   Expenses. The Company shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants.

5.5   Public Announcements. No press release or other public announcement related to this Agreement or the transactions contemplated herein shall be issued or made without the joint approval of the Company and the Purchasers, unless such release or announcement is required by law or the rules of any securities exchange on which securities of the Company are traded (including, for the avoidance of doubt, any Current Report on Form 8-K required to be filed by the Company with the SEC describing this Agreement or the transactions contemplated herein), in which case the Purchasers shall be afforded a reasonable opportunity to review such public announcement prior to publication.

5.6   Registration; Indemnification.

(a) The Company agrees that as soon as practicable following the First Tranche Closing and in any event within 90 calendar days following the First Tranche Closing Date, the Company will submit or file with the SEC a registration statement for a shelf registration on Form S-3 (or Form S-1 if Form S-3 is not available to the Company at such time), covering the resale of (i) the shares of Series A Preferred Stock (x) issued and sold under the First Tranche and (y) that may be issued and sold under the Second Tranche and (ii) the shares of Common Stock underlying the Series A Preferred Stock (the “Underlying Shares”) (x) issued and sold under the First Tranche and (y) that may be issued and sold under the Second Tranche (collectively, the “Registrable Securities”) and the Company shall use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

(b) The Company’s obligations to include either tranche of Registrable Securities in a registration statement are contingent upon the Purchasers furnishing in writing to the Company such information regarding the Purchasers, the securities of the Company held by the Purchasers and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) as shall be reasonably necessary and requested by the Company to effect the registration of the Registrable Securities, and the Purchasers shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the registration statement, if applicable, during any customary blackout or similar period or as permitted hereunder.

(c) Indemnification.

(i) The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless, to the extent permitted by law, the Purchasers, their respective directors, officers, members, stockholders, partners and agents, and each person who controls such the Purchasers (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, members, stockholders, partners and agents of each such controlling person, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) (collectively, “Losses”) that arise out of, are based upon, or caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any registration statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as the same are based upon, or caused by, or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Purchasers expressly for use therein.

(ii)   In connection with any registration statement in which the Purchasers are participating, the Purchasers shall furnish (or cause to be furnished) to the Company in writing such necessary information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, officers, members, stockholders, partners and agents and each person or entity who controls the Company (within the meaning of the Securities Act) and the directors, officers, members, stockholders, partners and agents of each such controlling person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue statement of material fact contained or incorporated by reference in any registration statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Purchasers expressly for use therein.

(iii)   Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, member, stockholder or agent, or controlling person of such indemnified party and shall survive the transfer of securities.

(v)   If the indemnification provided under this Section 5.6(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.6(c)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.6(c)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

5.7   Most Favored Nation. In the event that (a) the Company exercises the Second Tranche Option, and (b) between the date of this Agreement and one year following the Second Tranche Closing Date, the Company has issued any shares of preferred stock with a conversion price for converting into shares of Common Stock that is lower than the conversion price set out in the Certificate of Designation and that would otherwise be applicable to the Second Tranche (such lower conversion price being referred to as the “Lower Conversion Price”), the Company shall make such amendment as is necessary to the terms of the Second Tranche so that the conversion price applicable to the Second Tranche is no higher than the Lower Conversion Price. In no event shall the Lower Conversion Price be below $1.05.

5.8   Stock Exchange Listing. The Company shall cause the Series A Preferred Stock and the Underlying Shares to be issued pursuant to this Agreement to be approved for listing on the NYSE.

Section 6.  CONDITIONS TO THE PURCHASERS’ OBLIGATIONS.

6.1   The obligations of the Purchasers to consummate the First Tranche and the transactions related thereto pursuant to this Agreement on the First Tranche Closing Date shall be subject to the satisfaction at or prior to the First Tranche Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Purchasers:

(a) Representations and Warranties. All of the Representations made by the Company in this Agreement shall be true and correct in all respects as of the First Tranche Closing Date as though made on and as of the First Tranche Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance of First Tranche Closing Actions. The Company shall have performed each of the First Tranche Closing Actions required to be performed by it at the First Tranche Closing.

(c) No Legal Impediment to Issuance; No Material Adverse Effect. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Authority that prohibits the implementation of this Agreement or the transactions contemplated herein, and no Material Adverse Effect shall have occurred.

(d) TUMH Transaction Closing. Subject to the terms of the TUMH Transaction Agreement, the closing of the TUMH Transaction and the transactions contemplated thereby shall have occurred on or prior to the First Tranche Closing Date substantially in accordance with the terms of the TUMH Transaction Agreement substantially in the form furnished by the Company with the SEC on a Current Report on Form 8-K dated as of the date hereof (without any material amendments or alterations).

(e) Certificate of Designation. The Certificate of Designation substantially in the form of Exhibit C shall have been filed with the Secretary of State of the State of Delaware.

6.2   If the Second Tranche Closing Option is exercised, the obligations of the Purchasers to consummate the Second Tranche and the related transactions thereto pursuant to this Agreement on the Second Tranche Closing Date shall be subject to the satisfaction at or prior to the Second Tranche Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Purchasers:

(a) Representations and Warranties. All of the Representations made by the Company in this Agreement shall be true and correct in all respects as of the Second Tranche Closing Date as though made on and as of the Second Tranche Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance of Second Tranche Closing Actions. The Company shall have performed each of the Second Tranche Closing Actions required to be performed by it at the Second Tranche Closing.

(c) No Legal Impediment to Issuance; No Material Adverse Effect. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Authority that prohibits the implementation of this Agreement or the transactions contemplated herein, and no Material Adverse Effect shall have occurred.

(d) TUM 2 Final Investment Decision. The Company shall have proceeded with its final investment decision with regard to the TUM 2 facility.

(e) Registration Statement. In accordance with Section 5.6(a) the Company shall have submitted or filed with the SEC a registration statement for a shelf registration on Form S-3 (or Form S-1 if Form S-3 is not available to the Company at such time), covering the resale of the Registrable Securities and such registration statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued.

(f)  Maintenance of Listing. The Underlying Shares and Series A Preferred Stock (i) shall be listed on the NYSE and (ii) shall not have been suspended by the SEC or the NYSE from trading on the NYSE.

Section 7.  CONDITIONS TO THE COMPANY’S OBLIGATIONS.

7.1   The obligations of the Company to issue and sell to the Purchasers the Series A Preferred Stock with respect to the First Tranche and the related transactions pursuant to this Agreement shall be subject to the satisfaction at or prior to the First Tranche Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties. All of the Representations made by the Purchasers in this Agreement shall be true and correct in all respects as of the First Tranche Closing Date as though made on and as of the First Tranche Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance of First Tranche Closing Actions. The Purchasers shall have performed each of the First Tranche Closing Actions required to be performed by it at the First Tranche Closing.

(c) No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Authority that prohibits the implementation of this Agreement or the transactions contemplated by this Agreement.

7.2   If the Second Tranche Closing occurs, the obligations of the Company to issue and sell to the Purchasers the Series A Preferred Stock with respect to the Second Tranche and the related transactions thereto pursuant to this Agreement shall be subject to the satisfaction at or prior to the Second Tranche Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties. All of the Representations made by the Purchasers in this Agreement shall be true and correct in all respects as of the Second Tranche Closing Date as though made on and as of the Second Tranche Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance of Second Tranche Closing Actions. The Purchasers shall have performed each of the Second Tranche Closing Actions required to be performed by it at the Second Tranche Closing.

(c) No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Authority that prohibits the implementation of this Agreement or the transactions contemplated by this Agreement.

Section 8.  TERMINATION.

8.1   Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned, (x) with respect to the First Tranche Closing, at any time prior to the First Tranche Closing or (y) with respect to the Second Tranche Closing, at any time prior to the Second Tranche Closing, only as follows:

(a) with respect to both the First Tranche and the Second Tranche, by mutual written agreement of the Company and the Purchasers;

(b) by the Company or the Purchasers if a Governmental Authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable Law or any final non appealable Order permanently enjoining or otherwise prohibiting the Preferred Equity Offering has been issued by a Governmental Authority of competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 8.1(b) will not be available to any Party whose actions resulted in any applicable Law or Order that had the effect of restraining, enjoining or otherwise prohibiting the Preferred Equity Offering;

(c) by the Company, if it is not in material breach of its obligations under this Agreement and there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Purchasers such that (i) with respect to the First Tranche Closing, the conditions set forth in Section 7.1(a) or Section 7.1(b), or (ii) if the Second Tranche Closing occurs, with respect to the Second Tranche Closing, the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within five (5) Business Days after written notice thereof to the Purchasers; provided, however, that no cure period shall be required (x) for a breach or inaccuracy which by its nature cannot be cured or (y) if any of the conditions to (xx) the First Tranche Closing in Section 7.1(a) and Section 7.1(b) or, as applicable, (yy) the Second Tranche Closing in Section 7.2(a) and Section 7.2(b) for the benefit of the Company are incapable of being satisfied on or before with respect to the First Tranche Closing, the First Tranche Closing, or with respect to the Second Tranche Closing, the Second Tranche Closing; or

(d) by the Purchasers, if it is not in material breach of their obligations under this Agreement and there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company such that (i) with respect to the First Tranche Closing, the conditions set forth in Section 6.1(a), Section 6.1(a) or Section 6.1(c) (with respect to the reference to Material Adverse Effect only), or (ii) if the Second Tranche Closing occurs, with respect to the Second Tranche Closing, the conditions set forth in Section 6.2(a), Section 6.2(b) or Section 6.2(c) (with respect to the reference to Material Adverse Effect only) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within five (5) Business Days after written notice thereof to the Company; provided, however, that no cure period shall be required (x) for a breach or inaccuracy which by its nature cannot be cured or (y) if any of the conditions to (xx) the First Tranche Closing in Section 6.1(a) or Section 6.1(a) or, as applicable (yy) the Second Tranche Closing in Section 6.2(a) or Section 6.2(b) for the benefit of the Seller are incapable of being satisfied on or before with respect to the First Tranche Closing, the First Tranche Closing, or with respect to the Second Tranche Closing, the Second Tranche Closing.

8.2   Effect of Termination. Any valid termination of this Agreement under Section 8.1 will be effective (subject to the cure periods provided above) immediately upon the delivery of a valid written notice of the terminating Party to the other Party. In the event of termination of this Agreement as provided in Section 8.1, this Agreement and all rights and obligations hereunder shall forthwith become void and there shall be no liability or obligation on the part of the Company, the Purchasers, or their respective representatives; provided, however, that each of the Purchasers and Company hereto shall remain liable for any fraud or any willful and material breach of this Agreement occurring prior to such termination, in which case the aggrieved Party shall be entitled to all remedies available at law or in equity. Notwithstanding the foregoing, the provisions of Sections 8 and 9, (in each case including the respective meanings ascribed to the capitalized terms used in such Sections as defined in this Agreement), shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 8.

Section 9.  MISCELLANEOUS.

9.1   Payments. All payments made by or on behalf of the Company or any of their Affiliates to the Purchasers or their respective assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind, except as required under applicable Law.

9.2   Arm’s Length Transaction. The Company acknowledges and agrees that (i) the Preferred Equity Offering and any other transactions described in this Agreement are an arm’s-length commercial transaction between the Parties and (ii) the Purchasers have not assumed nor will it assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchasers have no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the Offering Documents to which it is a party.

9.3   Survival. The representations, warranties, covenants, agreements and obligations of the Parties shall survive the First and Second Tranche Closings as follows (each such survival period, a “Survival Period”): (i) (x) with respect to the First Tranche, the representations and warranties made by each Party in this Agreement in connection with the First Tranche shall survive the First Tranche Closing until the first anniversary of the First Tranche Closing and, (y) if the Second Tranche Closing occurs, with respect to the Second Tranche, the representations and warranties made by each Party in this Agreement in connection with the Second Tranche shall survive the Second Tranche Closing until the first anniversary of the Second Tranche Closing and (ii) the covenants, agreements, obligations and other undertakings of the Parties shall survive, the First Tranche Closing, and, as applicable, the Second Tranche Closing until fully performed in accordance with their terms.

9.4   No Waiver of Rights. All waivers hereunder must be made in writing, and the failure of any Party at any time to require another Party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

9.5   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 9.5).

(a)	If to the Company, to:

FREYR Battery, Inc.

6&8 East Court Square, Suite 300

Newnan, Georgia 30263

Attention: Compliance Officer

Email: compliance-officer@freyrbattery.com

With a copy (which shall not constitute notice to the Company) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ, United Kingdom

Attention: Denis Klimentchenko and Danny Tricot

Email: denis.klimentchenko@skadden.com; danny.tricot@skadden.com

(b)	If to the Purchasers, to:

Encompass Capital Advisors LLC

200 Park Avenue, 16th Floor Suite 1604,

New York, NY 10166

Attention: Syed Kazmi, CFO

Email: finance@encompasscap.com

With a copy (which shall not constitute notice to the Company) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Mitchell Raab

Email: mraab@olshanlaw.com

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

9.6   Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.8   Entire Agreement. This Agreement and the agreements and documents referenced herein constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

9.9   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns in accordance with Section 2.7; provided, however, that any such permitted transferee, as a condition precedent to such transfer, becomes a Party to this Agreement and assumes the obligations of the Purchasers with respect to the transferred shares under this Agreement by an addendum substantially in the form set forth in Exhibit A (the “Addendum”) and an assumption agreement in substantially the form set forth in Exhibit B hereto (the “Assumption Agreement”) and deliver the same to the Company in accordance with Section 9.5, and provided, further, that with respect to a transfer to an Affiliate of the Purchasers, the Purchasers either (i) shall have provided an adequate equity support letter or a guarantee of such Affiliate-transferee’s obligations, in form and substance reasonably acceptable to the Company or (ii) shall remain fully obligated to fund the Purchase Price. Any transfer that is made in violation of the immediately preceding sentence shall be null and void ab initio, and the Company shall have the right to enforce the voiding of such transfer.

9.10  No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and, except as expressly set forth in Sections 2.7 and 9.9, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

9.11  Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of the Company and the Purchasers.

9.12  Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

9.13 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.13 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.13 shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arising out of or relating to this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Company and the Purchasers agrees that a final judgment in any Action in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Action for which it has submitted to jurisdiction pursuant to this Section 9.13, each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 9.5. Nothing in this Section 9.13 shall affect the right of any party to serve process in any other manner permitted by law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby or (y) be deemed to confer rights on any Person other than the parties.

9.14  Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

9.15  Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

9.16  Counterparts; Execution.

(a) This Agreement shall become effective upon the execution and delivery of a duly executed counterpart hereof by each of the parties hereto. Each of the Parties may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. The words “execution,” “signed,” and “signature,” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

(b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

9.17  Specific Performance. Each Party acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of monetary damages as a remedy.

9.18  Waiver of Consequential Damages. Notwithstanding any provision in this Agreement to the contrary, in no event shall any Party or its Affiliates, or their respective managers, members, shareholders or representatives, be liable hereunder at any time for punitive, incidental, consequential special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.

9.19 Rules of Construction. The Parties and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties, but rather in accordance with the fair meaning thereof. All definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural, and correlative forms of defined terms have corresponding meanings. The term “including” is not limiting and means “including without limitation.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[No further text appears; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

FREYR BATTERY, INC.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Authorized Signatory

[Signature Page – Preferred Stock Purchase Agreement]

PURCHASERS

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	Chief Financial Officer

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	Chief Financial Officer

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	Chief Financial Officer

[Signature Page – Preferred Stock Purchase Agreement]

PURCHASERS (CONTINUED)

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	Chief Financial Officer

[***]

By:	[***]

By:	/s/ Syed Kazmi
	Name:	Syed Kazmi
	Title:	Chief Financial Officer

[Signature Page – Preferred Stock Purchase Agreement]

Exhibit A

ADDENDUM

Reference is made to that certain Convertible Series A Preferred Stock Purchase Agreement (as amended, modified or supplemented from time to time, the “Agreement”) by and between FREYR Battery, Inc., a Delaware corporation (“FREYR”), and the Purchaser parties thereto, or any successor(s) thereof. Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

Upon execution and delivery of this Addendum by the undersigned, as provided in Section 9.9 of the Agreement, the undersigned hereby becomes the Purchaser with respect to [●] shares of Series A Preferred Stock, as applicable thereunder and bound thereby effective as of the date of the Agreement.

By executing and delivering this Addendum, the undersigned represents and warrants, for itself and for the benefit of the Company, that:

(a)	as of the date of this Addendum, the undersigned has executed and delivered an Assumption and Joinder Agreement therefor (a copy of which is attached to this Addendum);

(b)	as of the date of this Addendum, with respect to each transferee that (i) is an individual, such transferee has all requisite authority to enter into this Addendum and to carry out the transactions contemplated by, and perform its respective obligation under, the Agreement and (ii) is not an individual, such transferee is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Addendum and to carry out the transactions contemplated by, and perform its respective obligations under, the Agreement;

(c)	assuming the due execution and delivery of the Agreement by FREYR, the Addendum and the Agreement are legally valid and binding obligations of it, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(d)	as of the date of this Addendum, it is not aware of any event that, due to any fiduciary or other duty to any other person, would prevent it from taking any action required of it under the Agreement and this Addendum.

By executing and delivering this Addendum to FREYR, the undersigned agrees to be bound by all the terms of the Agreement with respect to [●] shares of Series A Preferred Stock.

The undersigned acknowledges and agrees that once delivered to FREYR, it may not revoke, withdraw, amend, change or modify this Addendum unless the Agreement has been terminated.

THIS ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Addendum may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[Signature on Following Page]

IN WITNESS WHEREOF, the Parties have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of this [●] day of [●].

TRANSFEREE WHO BECOMES THE PURCHASER

[NAME]

as a Purchaser
Name:

Exhibit B

ASSUMPTION AND JOINDER AGREEMENT

Reference is made to (i) that certain Convertible Series A Preferred Stock Purchase Agreement (as amended, modified or supplemented from time to time, the “Agreement”), dated as of [●], 2024, by and between FREYR Battery, Inc., a Delaware corporation (“FREYR”), and the Purchaser parties thereto, or any successor(s) thereof, and (ii) that certain Addendum, dated as of [●], [●] (the “Transferor Addendum”) submitted by [●], as transferor (the “Transferor”). Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

As a condition precedent to becoming the Purchaser with respect to [●] shares of Series A Preferred Stock, the undersigned (the “Transferee”) hereby agrees to become bound by all the terms, conditions and obligations set forth in the Agreement and the Transferor Addendum, copies of which are attached hereto as Annex I. This Assumption and Joinder Agreement shall take effect and shall become an integral part of the Agreement and the Transferor Addendum immediately upon its execution, and the Transferee shall be deemed to be bound by all of the terms, conditions and obligations of the Agreement and the Transferor Addendum as of the date thereof. The Transferee shall hereafter be deemed to be the “Purchaser” with respect to [●] shares of Series A Preferred Stock and a “Party” for all purposes under the Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Assumption and Joinder Agreement has been duly executed by each of the undersigned as of the date specified below.

Date: [●]

Name of Transferor	Name of Transferee

Authorized Signatory of Transferor	Authorized Signatory of Transferee

(Type or Print Name and Title of Authorized Signatory)	(Type or Print Name and Title of Authorized Signatory)

Address of Transferee:

Attn:
Tel:
Fax:
E-mail:

Exhibit C

FORM OF CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK

[see attached]

FORM OF CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
FREYR BATTERY, INC.

FREYR BATTERY, INC., a Delaware corporation (the “Corporation”), certifies that, pursuant to the authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation, as amended prior to the date hereof (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law (the “DGCL”), the board of directors of the Corporation (the “Board of Directors”) duly approved and adopted on November ____, 2024 the following resolution, which resolution remains in full force and effect on the date hereof:

WHEREAS, the Certificate of Incorporation authorizes the issuance of up to 355,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors, subject to limitations prescribed by law, to establish and fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions of the shares of such series; and

WHEREAS, the Board of Directors desires to establish and fix such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions of the Series A Preferred Stock defined below.

NOW, THEREFORE, BE IT RESOLVED, that the Series A Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows:

1.	Designation and Amount.

The shares of such series shall be designated as “Non-Voting Convertible Preferred Stock,” par value $0.01 per share, and the number of shares constituting such series shall be ten million (10,000,000) (the “Series A Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding.

2.	Ranking.

(a) The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank: (i) on a parity with each class or series of equity securities of the Corporation the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), (ii) senior to the Common Stock and each other class or series of capital stock outstanding or established after the date hereof by the Corporation the terms of which do not expressly provide that it ranks senior to or on parity with to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”), and (iii) junior to each other class or series of capital stock outstanding or established after the date hereof by the Corporation the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”). The Series A Preferred Stock shall also rank junior to the Corporation’s existing and future indebtedness.

(b) Each share of Series A Preferred Stock will be identical in all respects to the other shares of Series A Preferred Stock.

(c) Shares of Series A Preferred Stock converted into Common Stock (as defined below) will be cancelled and will revert to authorized but unissued Preferred Stock, undesignated as to series.

(d) In any case where any Dividend Payment Date is not a Business Day, then (notwithstanding any other provision of this Certificate of Designation) payment of dividends need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date; provided, however, that no interest will accrue on such amount of dividends for the period from and after such Dividend Payment Date, as the case may be.

3.	Certain Defined Terms.

As used in this Certificate of Designation, the following terms have the respective meanings set forth below:

(a) “Affiliate” of any Person means another Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, such first Person.

(b) “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the applicable Holder.

(c) “Board of Directors” has the meaning specified in the first paragraph of this Certificate of Designation.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

(e) “Certificate of Designation” means this Certificate of Designation of the Convertible Series A Preferred Stock of the Corporation.

(f) “Certificate of Incorporation” has the meaning specified in the first paragraph of this Certificate of Designation.

(g) “Change of Control” means the occurrence of any of the following: (i) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the assets of the Corporation and its Subsidiaries; (ii) any direct or indirect transfer of the Corporation’s securities (including pursuant to any merger, consolidation, share exchange, recapitalization or reorganization of the Corporation in which the Corporation is the surviving corporation) such that after such transfer a Person or group of Persons (other than the holders of the Corporation’s capital stock immediately prior to such transfer and their respective Affiliates) would own, directly or indirectly, 50% or more of the outstanding voting stock of the Corporation; or (iii) any merger, consolidation, share exchange, recapitalization or reorganization of the Corporation with or into another Person where the Corporation is not the surviving corporation. For the avoidance of doubt the TUH Transaction is not an event that constitutes a Change of Control.

(h) “Common Stock” means common stock of the Corporation, par value $0.01 per share.

(i) “Conversion Date” has the meaning specified in Section 8(b).

(j) “Conversion Price” means $2.50 per share of Common Stock, provided, however, that, if the Corporation elects not to issue the Second Tranche on the date that the Corporation proceeds with its final investment decision with respect to the TUM 2 facility, the Conversion Price shall be reduced to $1.79 per share of Common Stock.

(k) “Conversion Ratio” means, with respect to any share of Series A Preferred Stock, an amount (subject to adjustment in accordance with the provisions of Section 8(f)) equal to the quotient of (i) the sum of (A) the Issue Price, plus (B) any accrued but unpaid dividends on such share of Series A Preferred Stock as of immediately prior to the conversion thereof in accordance with Section 4, divided by (ii) the Conversion Price.

(l) “Corporation” has the meaning specified in the first paragraph of this Certificate of Designation.

(m) “DGCL” has the meaning specified in the first paragraph of this Certificate of Designation.

(n) “Dividend Payment Date” has the meaning specified in Section 4(a).

(o) “Dividend Rate” means a rate per annum equal to 6.0%.

(p) “Dividend Shortfall” has the meaning specified in Section 4(d).

(q) “DTC” means the Deposit Trust Company.

(r)   “DWAC Delivery” has the meaning specified in Section 8(b).

(s)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “First Dividend Payment Date” has the meaning specified in Section 4(a).

(u) “First Preferred Dividend Period” has the meaning specified in Section 4(a).

(v) “First Tranche” means [5 million] shares of Series A Preferred Stock issued and sold by the Corporation to the Purchasers at the Issue Price on the First Tranche Closing Date pursuant to the Series A Preferred Stock Purchase Agreement.

(w) “First Tranche Closing Date” means the date upon which the closing of the TUMH Transaction occurs.

(x) “Governmental Authority” means any (a) federal, state, provincial, local or other government (U.S. or non-U.S.), (b) any federal, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, taxing authority, agency, department, board, division, instrumentality or commission, educational agency, political party, body, or judicial or arbitral body, board, tribunal, or court (U.S. or non-U.S.), (c) any public international organization (e.g., the World Bank), (d) any industry self-regulatory authority or (e) any business, entity, or enterprise owned or controlled by any of the foregoing.

(y) “Holders” means, with respect to shares of Series A Preferred Stock, the stockholders in whose name such Series A Preferred Stock is registered in the stock books of the Corporation.

(z) “Issue Price” means an amount per share of Series A Preferred Stock equal to $10.00.

(aa)   “Junior Securities” has the meaning specified in Section 2.

(bb) “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(cc)   “Liquidation Preference” means $10.00 per share of Series A Preferred Stock plus an amount equal to any accrued but unpaid dividends on such share of Series A Preferred Stock as of immediately prior to a Liquidation event in accordance with Section 5.

(dd) “Maturity Date” has the meaning specified in Section 6.

(ee)   “Maturity Redemption Price” has the meaning specified in Section 7(a).

(ff)   “Notice of Conversion” has the meaning specified in Section 8(b).

(gg) “NYSE” means the New York Stock Exchange.

(hh) “Parity Securities” has the meaning specified in Section 2.

(ii)   “Person” means any individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

(jj)   “Preferred Dividend Period” has the meaning specified in Section 4(a).

(kk) “Preferred Holders” has the meaning specified in Section 5(a)(i).

(ll) “Preferred Stock” has the meaning specified in the recitals of this Certificate of Designation.

(mm) “Purchasers” means the purchasers of Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement and their respective successors and permitted assigns.

(nn) “Second Tranche” means, if the Corporation elects to issue such shares, [5 million] shares of Series A Preferred Stock issued and sold by the Corporation to the Purchasers at the Issue Price on the Second Tranche Closing Date pursuant to the Series A Preferred Stock Purchase Agreement.

(oo) “Second Tranche Closing Date” means the date of issuance of the Second Tranche, being a date falling within 30 days following the date that the Corporation proceeds with its final investment decision with respect to the TUM 2 facility.

(pp) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Senior Securities” has the meaning specified in Section 2.

(rr)   “Series A Preferred Stock” has the meaning specified in Section 1.

(ss) “Series A Preferred Stock Purchase Agreement” means that certain Convertible Series A Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers for the purchase of Series A Preferred Stock governed by this Certificate of Designation dated [●], 2024.

(tt)   “Share Delivery Date” has the meaning specified in Section 8(c)(i).

(uu) “Subsidiary” means any entity in which the Corporation, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Certificate of Designation or at any time hereafter, whether directly or through any other Subsidiary.

(vv) “Trading Day” means a day during which trading in securities generally occurs on the NYSE.

(ww) “Transfer Agent” means Continental Stock Transfer & Trust Company, acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent, dividend disbursing agent and paying agent for any securities of the Corporation, and its successors and assigns, or any other Person appointed to serve as transfer agent, registrar, conversion agent, dividend disbursing agent or paying agent by the Corporation.

(xx) “TUMH Transaction” means the proposed acquisition by the Corporation of certain solar cell manufacturing assets from Trina Solar (Schweiz) AG and related transactions.

(yy) “TUM 2” means Trina Solar US Manufacturing Cell 1, LLC, a limited liability company organized under the laws of Oklahoma.

4.	Dividends.

(a) Commencing from and including the First Tranche Closing Date, cash dividends shall accrue on the First Tranche at the Dividend Rate and accumulate and be payable in arrears (i) on the dividend payment date falling 18 months following the First Tranche Closing Date (the “First Dividend Payment Date”) in respect of the period from and including the issuance date of the First Tranche to but excluding the First Dividend Payment Date (the “First Preferred Dividend Period”), and (ii) thereafter on the dates falling every six months following the First Dividend Payment Date (together with the First Dividend Payment Date, each a “Dividend Payment Date”) in respect of the period from and including the previous Dividend Payment Date to but excluding the subsequent Dividend Payment Date (or the Maturity Date) (together with the First Preferred Dividend Period, each a “Preferred Dividend Period”).

(b) If the Second Tranche is issued, commencing from and including the Second Tranche Closing Date, cash dividends shall accrue on the Second Tranche at the Dividend Rate and accumulate and be payable in arrears on each Dividend Payment Date in respect of the related Preferred Dividend Period.

(c) The amount of dividends payable on Series A Preferred Stock on any date prior to the end of a Preferred Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month. Dividends shall accumulate whether or not in any Preferred Dividend Period there have been funds of the Corporation legally available for the payment of such Preferred Dividends. Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereon. Dividends shall accrue and remain payable until the earlier of (i) the Conversion Date and (ii) the Maturity Date. The Corporation shall pay any and all withholding taxes that may be payable in respect of the dividend payments, and all dividend payments shall be made net of any required withholding taxes.

(d) Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any other securities of the Corporation, including Common Stock and other Junior Securities, from time to time, and Holders of Series A Preferred Stock shall not be entitled to participate in any such dividends, provided, however, that, subject to the rights of holders of any Senior Securities, in the event that (i) the dividend payable with respect to a share of Preferred Stock in a Preferred Dividend Period pursuant to Section 4(a) is less than (ii) the aggregate amount of any distributions made with regard to the equivalent number of shares of Common Stock underlying such share of Preferred Stock during such Preferred Dividend Period (such shortfall being referred to as the “Dividend Shortfall”), Holders will be entitled to receive in respect of each share of Preferred Stock, in addition to the dividend payable pursuant to Section 4(a), an amount equal to the Dividend Shortfall.

5.	Liquidation; Change of Control.

(a) Liquidation.

(i) In the event of any Liquidation, subject to the rights of holders of any Senior Securities and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution is made to holders of shares of Junior Securities, the Holders of the Series A Preferred Stock and Parity Securities (the “Preferred Holders”) will be entitled to receive liquidating distributions in the amount that is the greater of (i) the aggregate Liquidation Preference per share of Series A Preferred Stock and (ii) the amount of cash to which a holder would be entitled to receive in a Liquidation with respect to such shares if they had been converted to Common Stock immediately prior to such Liquidation, after giving effect to this Section 5(a)(i) with respect to all shares of Series A Preferred Stock, before any distribution of assets is made to the holders of any Junior Securities.

(ii)   Notice of any Liquidation will be given by mail, postage prepaid, not less than thirty (30) days prior to the distribution or payment date stated therein, to each Preferred Holder appearing on the stock books of the Corporation as of the date of such notice at the address of said Preferred Holder shown therein. Such notice will state a distribution or payment date, the aggregate Liquidation Preference distributable in respect of all shares of Series A Preferred Stock and Parity Securities then held by such Preferred Holder and the place where such amount will be distributable or payable.

(iii)   After the payment to the Preferred Holders of all amounts distributable pursuant to Section 5(a)(i), the Holders of outstanding shares of Series A Preferred Stock will have no right or claim, based on their ownership of shares of Series A Preferred Stock, to any of the remaining assets of the Corporation.

(b) Change of Control. In the event of a Change of Control event, the Holders will be entitled to receive the greater of: (i) the aggregate Liquidation Preference of the outstanding shares of Series A Preferred Stock, including any accrued and unpaid dividends thereon to the closing date of the Change of Control event and (ii) the amount of consideration that would be payable or issuable in such Change of Control transaction to a holder of the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible by their terms as of the closing date of the Change of Control event; provided, that, the Holders will receive the same form consideration to be received by holders of Common Stock in such a Change of Control event.

6.	Maturity.

The maturity date for any tranches of Series A Preferred Stock issued and sold shall be three years from the First Tranche Closing Date (the “Maturity Date”).

7.	Redemption.

(a) Redemption at Maturity. On the Maturity Date, the Corporation shall redeem the then outstanding shares of Series A Preferred Stock at the aggregate Issue Price plus any accrued and unpaid dividends (the “Maturity Redemption Price”) in accordance with the Method for Redemption set forth under Section 7(b).

(b) Method of Redemption.

(i) In any case of redemption of shares of Series A Preferred Stock, the Corporation shall, not less than thirty (30) nor more than sixty (60) days before the Maturity Date, send to each Holder notice of the intention of the Corporation to redeem such shares of Series A Preferred Stock. Such notice shall set out the number of shares of Series A Preferred Stock held by the Holders which are to be redeemed, the Maturity Redemption Price, the Maturity Date and the place at which Holders may present and surrender such shares of Series A Preferred Stock for redemption, if such shares are certificated.

(ii)   On the Maturity Date, the Corporation shall pay or cause to be paid to or to the order of the Holders of the shares of Series A Preferred Stock to be redeemed the Maturity Redemption Price for each share of Series A Preferred Stock to be redeemed on presentation and surrender, at the registered office of the Corporation or any other place specified in the notice of redemption, of the certificate or certificates representing the shares of Series A Preferred Stock called for redemption, if any. The Corporation shall have the right at any time after the giving of notice of redemption to deposit the aggregate Maturity Redemption Price of the shares of Series A Preferred Stock or of such of the shares of Series A Preferred Stock which are represented by certificates which have not at the date of such deposit been surrendered by the Holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company named in such notice or in a subsequent notice to the Holders of the shares of Series A Preferred Stock in respect of which the deposit is made, to be paid without interest to or to the order of the respective Holders upon presentation and surrender to such bank or trust company of the certificates representing such shares of Series A Preferred Stock.

(iii)   Upon such deposit being made or upon the Maturity Date, whichever is the later, the shares of Series A Preferred Stock in respect of which such deposit shall have been made shall be and be deemed to be redeemed and the rights of the Holders thereof shall be limited to receiving, without interest, their proportionate part of the amount so deposited upon presentation and surrender of the certificate or certificates representing their shares of Series A Preferred Stock being redeemed, if any. Any interest on any such deposit shall belong to the Corporation. From and after the Maturity Date, the shares of Series A Preferred Stock shall cease to be entitled to dividends and to participate in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as Holders in respect thereof unless payment of the Maturity Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with this Section 7(b)(iii), in which case the rights of the Holders thereof shall remain unaffected.

8.	Conversion.

(a) Optional Conversion by the Holders. On or after the first anniversary of the First Tranche Closing Date, each share of Series A Preferred Stock shall be convertible, at the option of the Holders thereof, into a number of shares of Common Stock, in whole and not in part (subject only to Section 8(c)(iii) in which case the Holders can convert in part solely in order to comply with the Beneficial Ownership Limitation), equal to the Conversion Ratio in effect on the Conversion Date.

(b) Conversion Notice. The Holders shall effect conversions by providing the Corporation with a conversion notice (via overnight courier, facsimile or email) in the form attached hereto as Exhibit B (a “Notice of Conversion”), duly completed and executed for the total number of shares of Preferred Stock issued to the Holders. [For purposes of clarification, the Corporation or the Transfer Agent shall not require Holders to obtain a medallion guaranty, notary attestation or any similar deliverable in order to effectuate the conversion of all or a portion of such Holders’ shares of Series A Preferred Stock.] Provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holders’ election, whether the applicable converted shares shall be credited to the account of the Holders’ prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The date on which a conversion of Series A Preferred Stock shall be deemed effective (the “Conversion Date”) shall be defined as the Business Day that the Notice of Conversion, completed and executed, is sent (via overnight courier, facsimile or email) to, and received during regular business hours by, the Corporation.

(c) Mechanics of Conversion.

(i) Electronic Issuance Upon Conversion. Not later than three (3) Business Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall cause to be electronically transferred the applicable number of shares of Common Stock issued on the Share Delivery Date pursuant to Section 8(a) by crediting the account of the Holders’ prime broker with DTC through its DWAC system.

(ii)   Reservation and Authorization of Common Stock. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments set out in Section 8(f)) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.

(iii)   Additional Reserved Shares. Notwithstanding anything else contrary to the foregoing herein (including Section 8(a)), the Corporation may not effect any conversion of the Series A Preferred Stock, and a Holder will not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates will include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 8(c)(iii), beneficial ownership will be calculated in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 8(c)(iii) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by such Holder together with any affiliates) and of how many shares of Series A Preferred Stock are convertible will be in the sole discretion of such Holder, and the submission of a Notice of Conversion will be deemed to be such Holder’s determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Series A Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation will have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. For purposes of this Section 8(c)(iii), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the SEC, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph will be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(c)(iii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph will apply to a successor holder of Series A Preferred Stock.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. In determining the number of shares of Common Stock to be issued upon the conversion of the Series A Preferred Stock, such number shall be rounded down to the nearest whole share in the case of any resulting fractional number of shares of Common Stock.

(d) Transfer Taxes. The issuance of certificates (or book entry notations) for shares of the Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp, issue, transfer or similar taxes or duties that may be payable in respect of the issue or delivery of such certificates (or such book entry notation), provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate (or such book entry notation) upon conversion in a name other than that of the registered Holders of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such certificates (or such book entry notation) unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon the Conversion Date: (i) the shares of Series A Preferred Stock shall be deemed converted into shares of Common Stock; and (ii) the Holders’ rights as holders of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive book entry notations for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holders because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holders shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

(f)   Conversion Price Adjustment. The Conversion Price and the number and kind of shares of stock of the Corporation issuable on conversion shall be adjusted from time to time as follows:

(i) Subdivisions and Stock Splits. If the Corporation shall at any time or from time to time after the First Tranche Closing Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the First Tranche Closing Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 8(f)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)   Certain Dividends and Distributions. If at any time or from time to time after the First Tranche Closing Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(3)  Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock shall be adjusted pursuant to this Section 8(f)(ii) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the Holders simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such Series A Preferred Stock had been converted into Common Stock on the date of such event.

(iii)   Other Dividends and Distributions. If at any time or from time to time after the First Tranche Closing Date the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the Holders shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

(iv) Deferral of Issuance of Additional Shares in Connection with Conversions between a Record Date and Occurrence of Triggering Event.

In any case in which this Section 8(f) requires that an adjustment as a result of any event becomes effective from and after a record date, the Corporation may elect to defer until after the occurrence of the event issuing to the Holders of any shares of Series A Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately before adjustment. In any such case, the Corporation shall issue or cause a transfer agent to issue evidence, in a form reasonably satisfactory to the Holders of such shares of Series A Preferred Stock, of the right to receive the shares as to which the issuance is deferred.

(v) Postponement of Small Adjustments.

Any adjustment in the Conversion Price otherwise required to be made by this Section 8 may be postponed until the day prior to the Conversion Date.

(vi) No Adjustment for Participating Transactions.

The Corporation shall not make any adjustment pursuant to this Section 8(f) if Holders of shares of Series A Preferred Stock are permitted to participate, concurrently with the holders of Common Stock and on an as-converted basis, in any transaction described in this Section 8(f).

(vii)   No Adjustment for Other Actions or Transactions.

No adjustment shall be made to the conversion rights of the Series A Preferred Stock except as specifically set forth in this Section 8(f), including, but not limited to, any private or public equity or equity-linked offerings effected by the Company.

(viii)   Successive Adjustments; Multiple Adjustments.

After an adjustment is made to the Conversion Price under this Section 8, any subsequent event requiring an adjustment under this Section 8 shall cause an adjustment to such Conversion Price, as so adjusted.

9.	Voting Rights.

Except as otherwise provided herein or as otherwise required by the DGCL, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock in a manner materially different than the effect on the Common Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock (other than the First Tranche and the Second Tranche), or (iii) enter into any agreement with respect to any of the foregoing.

10.	Uncertificated Shares and Certificated Shares; Transfer of Shares; Record Holders.

(a) Restrictive Legends.

(i) Legends. Until such time as the Series A Preferred Stock and Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Series A Preferred Stock or Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, each book-entry account or certificate issued with respect to a share of Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock will, in addition to any legend required in respect of any applicable Series A Preferred Stock Purchase Agreement or any other agreement applicable to such shares, contain a legend in substantially the following form:

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A CONVERTIBLE SERIES A PREFERRED STOCK PURCHASE AGREEMENT, DATED [●], 2024. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDERS HEREOF UPON REQUEST.

(ii)   Removal of Legend. In connection with a sale of the Series A Preferred Stock or Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, in reliance on Rule 144 promulgated under the Securities Act, the applicable Holder or its broker shall deliver to the Corporation a broker representation letter providing to the Corporation any information the Corporation reasonably deems necessary to determine that such sale is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Corporation shall promptly remove the restrictive legend, and the Corporation shall bear all costs associated with the removal of such legend. At such time as Series A Preferred Stock and Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, (A) have been sold pursuant to an effective registration statement under the Securities Act, (B) have been held by the applicable Holders for more than one year where the Holders are not, and have not been in the preceding three months, affiliates of the Corporation (as defined in Rule 144 promulgated under the Securities Act), or (C) no longer require such restrictive legend, as set forth in an opinion of counsel reasonably satisfactory to the Corporation, if the restrictive legend is still in place, the Corporation agrees, upon request of such Holders, to take all steps necessary to promptly effect the removal of such legend, and the Corporation shall bear all costs associated with such removal of such legend. The Corporation shall cooperate with the applicable Holders to effect the removal of such legend at any time such legend is no longer appropriate.

(b) Shares of Series A Preferred Stock.

(i) Form and Dating. Unless otherwise requested in writing by a Holder to the Corporation, the shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book-entry form. If certificated shares of Series A Preferred Stock are requested by a Holder, then certificates representing shares of Series A Preferred Stock and the Transfer Agent’s certificate of authentication will be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. Each Series A Preferred Stock certificate may have notations, legends or endorsements required by law or stock exchange rules, provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series A Preferred Stock certificate will be dated the date of its authentication.

(ii)   Execution and Authentication. Two officers of the Corporation shall sign each Series A Preferred Stock certificate for the Corporation by manual or facsimile signature.

(A) If an officer of the Corporation whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate will be valid nevertheless.

(B)   A Series A Preferred Stock certificate will not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature will be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designation.

(C)   The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two officers of the Corporation. Such order will specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.

(D) The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii)   Transfer. When any certificate representing shares of Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such shares, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that such shares being surrendered for transfer will be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the Holders thereof or its attorney duly authorized in writing, and accompanied by a certification in substantially the form of Exhibit C hereto.

(iv) Replacement Certificates. If any of the Series A Preferred Stock certificates are mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(v) Cancellation. In the event the Corporation purchases or otherwise acquires certificates representing shares of Series A Preferred Stock, the same will thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Corporation. The Corporation may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired.

(c) Record Holders. Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares are registered as the absolute owner of such Series A Preferred Stock, and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(d) No Obligation of the Transfer Agent. The Transfer Agent will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designation or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

11.	No Other Rights.

Without limiting the rights and obligations of the Corporation and any Holder of Series A Preferred Stock pursuant to any contract or agreement between the Corporation and any such Holder of Series A Preferred Stock, the shares of Series A Preferred Stock will not have any powers, designations, preferences or relative, participating, optional or other special rights, nor will there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth in this Certificate of Designation, the Certificate of Incorporation, the bylaws of the Corporation or as may be provided by law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and attested this day of November ___, 2024.

THE CORPORATION:

FREYR BATTERY, INC.

By:
Name:
Title:

Attest:
Name:
Title:

[Signature page to Certificate of Designation]

EXHIBIT A

FORM OF CONVERTIBLE SERIES A PREFERRED STOCK

FACE OF SECURITY

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN A CONVERTIBLE SERIES A PREFERRED STOCK PURCHASE AGREEMENT, DATED [●], 2024. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDERS HEREOF UPON REQUEST.

Exhibit A-1

Certificate Number	[●] Shares of
[●]	Convertible Series A Preferred Stock

Convertible Series A Preferred Stock
of
FREYR BATTERY, INC.

FREYR BATTERY, INC., a Delaware corporation (the “Corporation”), hereby certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Corporation designated as the Series A Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and will in all respects be subject to the provisions of the Certificate of Designation adopted by the Corporation on [●], 2024, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used but not otherwise defined herein will have the respective meanings given to such terms in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which provisions and the Certificate of Designation will for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock will not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

Exhibit A-2

IN WITNESS WHEREOF, the Corporation has executed this certificate this [●] day of [●], 2024.

FREYR BATTERY, INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-3

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designation.

Dated: [●], 2024

[Continental Stock Transfer & Trust Company], as Transfer Agent,

By:
Authorized Signatory

Exhibit A-4

REVERSE OF SECURITY

The shares of Series A Preferred Stock will be convertible into shares of the Corporation’s Common Stock at the option of the Holder or the Corporation and redeemable by the Corporation, in each case, upon the satisfaction of the respective conditions and in the respective manner and according to the respective terms set forth in the Certificate of Designation.

The Corporation will furnish without charge to each Holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences or rights.

Exhibit A-5

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:________________________________

Signature:____________________________

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee: _______________2

[2]	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-6

EXHIBIT B

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO
CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Non-Voting Convertible Series A Preferred Stock indicated below, represented by stock certificate No(s). [_] (the “Series A Preferred Stock Certificates”), into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of FREYR Battery, Inc., a Delaware corporation (the “Corporation”), as of the date written below. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation (the “Certificate of Designation”) of Non-Voting Convertible Series A Preferred Stock (the “Series A Preferred Stock”) filed by the Corporation on [_], 2024.

Conversion calculations:

Date to Effect Conversion: __________________

Number of shares of Series A Preferred Stock owned prior to Conversion (all such shares will be converted): __________________

Number of shares of Common Stock to be Issued:__________________

DWAC Instructions: __________________

Broker no:__________________

Account no: __________________

[HOLDER]

By:

Name:
Title
Date:

Exhibit B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON
REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re: Convertible Series A Preferred Stock (the “Series A Preferred Stock”) of FREYR Battery, Inc., a Delaware corporation (the “Corporation”)

This Certificate relates to [●] shares of Series A Preferred Stock held by [●] (the “Transferor”).

The Transferor has requested the Transfer Agent by written order to register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because (please check the applicable box):

☐	such shares of Series A Preferred Stock are being acquired for the Transferor’s own account without transfer;

☐	such shares of Series A Preferred Stock are being transferred to the Corporation;

☐	such shares of Series A Preferred Stock are being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or

☐	such shares of Series A Preferred Stock are being transferred in reliance on, and in compliance with, another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).

[●]

By:

Date:________________________

Exhibit C-1